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                                                                    Exhibit 23.3


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-9630 and No. 333-12800) pertaining to the Employees' and Directors Equity Incentive Plan of Lions Gate Entertainment Corp. of our report dated June 27, 2003, with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in the Annual Report (Form 10-K) for the year ended March 31, 2003.



                                       /s/  Ernst & Young LLP

Los Angeles, California
June 27, 2003